Exhibit 99.1

BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL 35244
205-444-4600     205-444-4640 FAX
www.biocryst.com

Contact:
BioCryst Pharmaceuticals, Inc.
Jonathan M. Nugent
V.P. Corporate Communications
(205) 444-4633

FOR IMMEDIATE RELEASE

BIOCRYST ANNOUNCES CEO SUCCESSION PLAN

CHARLES E. BUGG, PH.D., TO RETIRE IN 2007, WILL BECOME NON-EXECUTIVE CHAIRMAN;
BOARD WILL INITIATE SEARCH FOR NEW CEO

Birmingham, Alabama – September 20, 2006 - BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced that Charles E. Bugg, Ph.D., the company’s Chairman, CEO and co-founder, has informed the BioCryst Board of Directors that he intends to retire in 2007.  Dr. Bugg will retain his current duties as CEO until a replacement has taken office, at which time he will become non-executive Chairman of BioCryst.  A board sub-committee, to be chaired by Beth C. Seidenberg, M.D., Partner at Kleiner Perkins Caufield & Byers, and including Zola P. Horovitz, Ph.D., lead director of BioCryst and former Vice President, Business Development and Planning at Bristol-Myers Squibb Co. and William W. Featheringill, President and CEO of Private Capital Corporation, will immediately begin a search to identify a new CEO.

 “2006 marked the beginning of my 20th year associated with BioCryst,” said Dr. Bugg.  “Over this period we have made significant contributions to the field of structure-based drug design and have developed an exciting pipeline of both early and late-stage drug candidates.  I’m very proud of what the BioCryst team has been able to accomplish, and I believe now is the appropriate time to retire and recruit a CEO who can focus on continuing the development and potential commercialization of our pipeline,” Dr. Bugg said.  “I intend to work closely with the board over the coming months to help identify, recruit, and successfully integrate a new CEO.  I’m honored that the board has asked me to maintain my connection to the company as Chairman and I look forward to continued involvement with BioCryst.”

“The board believes that Charlie’s achievements over the past two decades have been exemplary.  His experience and insight have been instrumental in advancing the company’s clinical and corporate goals and we are fortunate that he has agreed to serve as non-executive chairman of BioCryst,” said Zola P. Horovitz, Ph.D., lead director of BioCryst’s board.

“Charlie’s continuing leadership will create a healthy transition for the company.  The separation of the chairman and CEO position is now considered best practice by many corporate governance experts,” continued Dr. Horovitz.  “In this new structure, Charlie will continue to preside over board activities, but will transfer management of the company to his successor, when one is recruited.”

About BioCryst
BioCryst Pharmaceuticals, Inc. is a leader in the use of crystallography and structure-based drug design for the development of novel therapeutics to treat cancer, cardiovascular diseases, autoimmune diseases, and viral infections.  The company is advancing multiple internal programs toward potential commercialization including Fodosine™ in oncology, BCX-4208 in transplantation and autoimmune diseases, peramivir in seasonal and life-threatening influenza and BCX-4678 in hepatitis C.  BioCryst has a worldwide partnership with Roche for the development and commercialization BCX-4208 and is collaborating with Mundipharma Holdings for the development and commercialization of Fodosine™ in markets across Europe, Asia, Australia and certain neighboring countries.  For more information about BioCryst, please visit the company’s web site at http://www.biocryst.com.

Forward-looking statements
These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that we or our licensees may not be able to enroll the required number of subjects in planned clinical trials of our product candidates and that such clinical trials may not be successfully completed, that BioCryst or its licensees may not commence as expected additional human clinical trials with our product candidates, t hat our product candidates may not receive required regulatory clearances from the FDA, that ongoing and future clinical trials may not have positive results, that we may not be able to complete successfully the Phase IIb trial for Fodosine™  that is currently planned to be pivotal, that we or our licensees may not be able to continue future development of our current and future development programs, that our development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not reach favorable agreements with potential pharmaceutical and biotech partners for further development of its product candidates, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

#   #   #